FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10K

GMAC Commercial Mortgage Securities, Inc.
Commercial Mortgage Pass-Through Certificates, Series 2005-C1

I, Robert D. Feller, certify that:

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods including in the year covered by this annual report, of the trust (the “Trust”) created pursuant the Pooling and Servicing Agreement dated as of June 1, 2005 (the “Pooling and Servicing Agreement”), among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the “Master Servicer”) and as special servicer (the “Special Servicer”) and LaSalle Bank National Association, as trustee (the “Trustee”).

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

Based on my knowledge, the servicing information required to be provided to the trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in these reports;

Based on my knowledge and upon the annual compliance statement included in the reports and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the reports, the servicers have fulfilled their obligations under the servicing agreements; and

The reports disclose all significant deficiencies relating to the servicers’ compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in these reports.

Date: March 29, 2006

/s/ Robert D. Feller
Robert D. Feller
Vice President